Exhibit 10.2

JOINDER TO BUSINESS COMBINATION AGREEMENT

THIS JOINDER TO BUSINESS COMBINATION AGREEMENT (this “Joinder”) is made and entered into as of May 10, 2019 by Brooge Petroleum and Gas Investment Company (BPGIC) PLC, a company formed under the laws of England and Wales (“Seller”) and the sole shareholder of the Company (as defined below), to and for the benefit of each of (i) Twelve Seas Investment Company, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Brooge Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) Brooge Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and (iv) Brooge Petroleum And Gas Investment Company FZE, a company formed under the laws of the Fujairah Free Zone, UAE (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Business Combination Agreement.

WHEREAS, Purchaser, Pubco, Merger Sub and the Company are parties to that certain Business Combination Agreement, dated as of April 15, 2019 (as amended, the “Business Combination Agreement”), pursuant to which, among other matters, Pubco will acquire from Seller all of the issued and outstanding ordinary shares of the Company in exchange for newly issued ordinary shares of Pubco, subject to the terms and conditions therein; and

WHEREAS, Seller desires to become a party to the Business Combination Agreement as the “Seller” party thereunder in accordance with the terms and conditions of this Joinder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Seller hereby agrees as follows:

1.  Agreement to be Bound. Seller hereby: (a) acknowledges that Seller has received and reviewed a complete copy of the Business Combination Agreement, including the Exhibits and Schedules thereto; (b) agrees that upon execution and delivery of this Joinder to Purchaser, Pubco and the Company, Seller will become a party to the Business Combination Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Business Combination Agreement, as amended or modified by this Joinder, as the “Seller” party thereunder as though an original party thereto for all purposes of the Business Combination Agreement, and entitled to all the rights incidental thereto, with Seller selling all of its Company Ordinary Shares (as set forth underneath Seller’s name on the signature page hereto) to Pubco as Purchased Shares thereunder; (c) agrees to execute and deliver to Purchaser, Pubco and the Company all the Ancillary Documents required to be executed by Seller under the Business Combination Agreement; and (d) agrees that this Joinder, including the provisions of this Section 1 and the representations and warranties made by Seller in Section 2 below, will be deemed to be incorporated into, supplement and become a part of the Business Combination Agreement, and any references to the Business Combination Agreement therein and herein will include this Joinder.

2.  Representations and Warranties: Except as set forth in the disclosure schedules delivered by Seller to Purchaser as an attachment to this Joinder, the Section numbers of which are numbered to correspond to the Section numbers of this Joinder to which they refer, Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows:

(a)  Organization and Standing. Seller is an entity duly organized, validly existing and in good standing under the Laws of England and Wales and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)  Authorization; Binding Agreement. Seller has all requisite power, authority and legal right and capacity to execute and deliver this Joinder (and become a party to the Business Combination Agreement in accordance with the terms and conditions of this Joinder) and each Ancillary Document to which it is or is required to be a party, to perform Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Joinder and the Business Combination Agreement has been, and each Ancillary Document to which Seller is or is required to be a party has been, or shall be when delivered, duly and validly executed and delivered by Seller and assuming the due authorization, execution and delivery of this Joinder and the Business Combination Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions, as applied to Seller.

(c)  Ownership. Seller owns good, valid and marketable title to the Company Ordinary Shares set forth underneath Seller’s name on the signature page hereto, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents), which Company Ordinary Shares Seller acknowledges shall be deemed to be the Purchased Shares under the Business Combination Agreement. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which Seller is a party or by which Seller is bound, with respect to the voting or transfer of any of Seller’s Purchased Shares other than this Joinder and the Business Combination Agreement. Upon delivery of its portion of the Purchased Shares to Pubco on the Closing Date in accordance with the Business Combination Agreement, the entire legal and beneficial interest in the Purchased Shares and good, valid and marketable title to the Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.

(d)  Government Approvals. No Consent of or with any Governmental Authority on the part of Seller is required to be obtained or made in connection with the execution, delivery or performance by Seller of this Joinder or the Business Combination Agreement or any Ancillary Documents or the consummation by Seller of the transactions contemplated hereby or thereby other than (i) such consents or filings as expressly contemplated by this Joinder or the Business Combination Agreement (including the Consent of ASMA Capital or its Affiliates or related parties) or (ii) pursuant to Antitrust Laws.

(e)  Non-Contravention. The execution and delivery by Seller of this Joinder (and becoming a party under the Business Combination Agreement) and each Ancillary Document to which it is a party or otherwise bound and the consummation by Seller of the transactions contemplated hereby or thereby, and compliance by Seller with any of the provisions hereof or thereof, will not, (i) conflict with or violate any provision of Seller’s Organizational Documents, (ii) conflict with or violate any Law, Order or Consent applicable to Seller or any of its properties or assets or (iii) (A) violate, conflict with or result in a breach of, (B) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (C) result in the termination, withdrawal, suspension, cancellation or modification of, (D) accelerate the performance required by Seller under, (E) result in a right of termination or acceleration under, (F) give rise to any obligation to make payments or provide compensation under, (G) result in the creation of any Lien upon any of the properties or assets of Seller under, (H) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (I) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which Seller is a party or Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (i), (ii) or (iii) that have not had and would not reasonably be expected to have a Material Adverse Effect on Seller.

(f)  No Litigation. There is no Action pending or, to the Knowledge of Seller, threatened, nor any Order is outstanding, against or involving such, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of Seller to consummate the transactions contemplated by, and discharge its obligations under, this Joinder and the Business Combination Agreement and the Ancillary Documents to which Seller is or is required to be a party.

(g)  Investment Representations. Seller: (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (ii) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (iii) has been advised and understands that the Exchange Shares (A) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws and (B) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; (iv) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (v) acknowledges that except as set forth in the Registration Rights Agreement, Pubco is under no obligation to register the Exchange Shares under the Securities Act. Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of Seller’s business or financial experience, or by reason of the business or financial experience of Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Seller has carefully read and understands all materials provided by or on behalf of Pubco, Purchaser or their respective Representatives to Seller pertaining to an investment in Pubco and has consulted, as Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Seller. Seller acknowledges that the Exchange Shares are subject to dilution for events not under the control of Seller. Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Joinder and the transactions contemplated hereby and the suitability of this Joinder and the Business Combination Agreement and the transactions contemplated hereby and thereby for Seller and its particular circumstances, and, except as set forth herein or therein, has not relied upon any representations or advice by Pubco, Purchaser or their respective Representatives. Seller acknowledges and agrees that, except as set forth in Article IV and Article V, as applicable, of the Business Combination Agreement (including the related portions of the Purchaser Disclosure Schedules), no representations or warranties have been made to Seller by or on behalf of Pubco, Merger Sub, Purchaser or any of their respective Representatives, and that Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Joinder and the Business Combination Agreement in its entirety and has had it fully explained to it, him or her by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Joinder (and become party to the Business Combination Agreement by execution hereof) and has executed this Joinder free from coercion, duress or undue influence.

(h) Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

(i) Information Supplied. None of the information supplied or to be supplied by Seller expressly for inclusion or incorporation by reference: (i) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Joinder, the Business Combination Agreement or any Ancillary Documents; (ii) in the Registration Statement; or (iii) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Joinder or the Business Combination Agreement or in any amendment to any of documents identified in clauses (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.

(j) Independent Investigation. Seller has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) and assets of Purchaser, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser, Pubco and Merger Sub for such purpose. Seller acknowledges and agrees that: (i) in making its decision to enter into this Joinder and become a party to the Business Combination Agreement, and to consummate the transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in Article IV of the Business Combination Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to Seller pursuant the Business Combination Agreement; and (ii) none of Purchaser, the Company, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to Purchaser, the Company, Pubco or Merger Sub or this Joinder or the Business Combination Agreement, except as expressly set forth in the Business Combination Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to Seller pursuant thereto.

3.  Liability. The parties agree that upon executing this Joinder, Seller, as an entity only (and not any of its Non-Party Affiliates), shall only be liable to the Parties pursuant to the express terms of the Business Combination Agreement and this Joinder. Further, the parties also acknowledge that, in accordance with, and in furtherance of, Sections 10.2(a) and 10.2(b) of the Business Combination Agreement, the following Persons shall have no liability whatsoever, and be subject to no Actions, Orders, damages, costs, expenses or claims, under the Business Combination Agreement or this Joinder: (a) officers, directors, managers, employees, representatives, or contractors of the Company, Seller, Purchaser, Pubco or Merger Sub; (b) officers, directors, managers, employees, representatives or contractors of any Affiliate or related party of the Company, Seller, Pubco, Purchaser or Merger Sub, including any of their direct or indirect investors; and (c) any Affiliate or related party of the Company, Seller, Pubco, Purchaser or Merger Sub, including any of their direct or indirect investors (but for the avoidance of any doubt, in each case of clauses (a) through (c), excluding any of the foregoing Persons that are direct parties to the Business Combination Agreement and/or this Joinder).

4.  Miscellaneous. This Joinder shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. This Joinder, the Business Combination Agreement and the Ancillary Documents, together with the other documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement by Seller with respect to the subject matter of hereof and thereof, and supersedes all prior agreements and understandings, both oral and written, by Seller with respect to its subject matter. The terms of this Joinder shall be governed by, enforced, construed and interpreted in a manner consistent with the provisions of the Business Combination Agreement.

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IN WITNESS WHEREOF, the undersigned Seller has executed and delivered this Joinder as of the date first set forth above.

Seller:

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY (BPGIC) PLC

By:	/s/ Nicolaas L. Paardenkooper
Name:	Nicolaas L. Paardenkooper
Title:	Director

Number of Company Ordinary Shares Owned: 100

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

Accepted and agreed by the undersigned, effective as of the date first set forth above:

TWELVE SEAS INVESTMENT COMPANY		BROOGE PETROLEUM AND GAS INVESTMENT COMPANY FZE

By:	/s/ Bryant Edwards	By:	/s/ Nicolaas L. Paardenkooper
Name:	Bryant Edwards	Name:	Nicolaas L. Paardenkooper
Title:	Chief Operating Officer	Title:	Chief Executive Officer

BROOGE HOLDINGS LIMITED

		By:	/s/ Meclomen Maramot
		Name:	Meclomen Maramot
		Title:	Director

{Signature Page to Joinder}